EXHIBIT 99.1

CONTACT:     Thor Erickson – Investor Relations
+1 (678) 260-3110

Fred Roselli – U.S. Media Relations
+1 (678) 260-3421

Lauren Sayeski – European Media Relations
+ 44 (0) 7528 251 022

FOR IMMEDIATE RELEASE
COCA-COLA ENTERPRISES, INC. TO WEBCAST
2014 OUTLOOK CONFERENCE CALL

ATLANTA, November 19, 2013 – Coca-Cola Enterprises (NYSE/Euronext Paris: CCE) will host a conference call with analysts and investors on Thursday, December 19 at 10:00 a.m. EST, 3:00 p.m. GMT, and 4:00 p.m. CET. John F. Brock, chairman and chief executive officer, and Nik Jhangiani, senior vice president and chief financial officer, will provide an update on 2013 business trends and discuss the company’s outlook for 2014.
CCE will issue a release before the market opens on Thursday, December 19. A conference call discussing these matters will be webcast live through the company’s website, www.cokecce.com. A replay of the presentation will be available later that day.
A copy of the company’s news release will be available through the website on the home page and under the Investors section under news and events.

ABOUT CCE
Coca-Cola Enterprises, Inc. (CCE) is the leading Western European marketer, producer, and distributor of non-alcoholic ready-to-drink beverages and one of the world’s largest independent Coca-Cola bottlers. CCE is the sole licensed bottler for products of The Coca-Cola Company in Belgium, continental France, Great Britain, Luxembourg, Monaco, the Netherlands, Norway, and Sweden. We operate with a local focus and have 17 manufacturing sites across Europe, where we manufacture nearly 90 percent of our products in the markets in which they are consumed. Corporate responsibility and sustainability is core to our business, and we have been recognized by leading organizations in North America and Europe for our progress in water use reduction, carbon footprint reduction, and recycling initiatives. For more information about our company, please visit our website at www.cokecce.com and follow us on Twitter at @cokecce.

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